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                                                                    EXHIBIT 99.2


This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.

                                     FORM 27

                                 SECURITIES ACT

              MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.        Reporting Issuer

               WSI Interactive Corp.

Item 2.        Date of Material Change

               March 21, 2000

Item 3.        Press Release

               The press release was issued on March 21, 2000 and disseminated through Canada News Wire and BC Emergis.

Item 4.        Summary of Material Change

               WSi is pleased to announce that it is selling its Stocksecrets.com business to Internetfinancialcorp.com ("IFAN"), a US public company the shares of which trade on the OTC Bulletin Board market with ticker symbol "IFAN"

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Item 5.        Full Description of Material Change

               Further to WSi's news release of February 4, 2000, WSi is pleased to announce that it is selling its Stocksecrets.com business to Internetfinancialcorp.com ("IFAN"), a US public company the shares of which trade on the OTC Bulletin Board market with ticker symbol "IFAN". Under the terms of the agreement, WSi will receive that number of shares of IFAN equal to 49.9% of the shares issued and outstanding on closing. IFAN currently has 15,000,000 shares issued. IFAN shares closed on Monday, March 20th at $US4.93. WSi's shares will be subject to resale restrictions.

               On closing, all of the directors of IFAN shall be nominees of WSi. WSi shall continue to manage the Stocksecrets.com business for IFAN for a fee of $US50,000 per month.

               IFAN is a Los Angeles based financial Internet incubator that is aggressively pursuing the acquisition of established financial service companies both traditional and Internet based.

               Stocksecrets.com was created in March 1999 to provide financial information to investors across North America. Stocksecrets.com provides investors with detailed information on small cap stocks. With the explosive growth of the Internet since the mid-90's, the Web has become the investor's most powerful tool, and the number of investors turning to the Internet is growing at a rapid pace.

               The transaction is subject to various conditions, including the drafting of formal documents and the completion of a $US1 million financing by IFAN.

Item 6.        Reliance on Section 85(2) of the Act

               Nothing in this form is required to be maintained on a confidential basis.

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Item 7.        Omitted Information

               Not applicable.

Item 8.        Senior Officer

               James L. Harris, Secretary

               Telephone No. (604) 609-3068

Item 9.        Statement of Senior Officer

               The foregoing accurately discloses the material change referred to herein.

Dated this 21st day of March, 2000 at Vancouver, BC WSI Interactive Corp.

                                         By: "James L. Harris"
                                             -----------------------------------
                                              James L. Harris
                                              Secretary
                                              (Official Capacity)